Joint Filer Information

Title of Security:	Series E-2 Convertible Preferred Stock and Warrants
Issuer & Ticker Symbol:	BONDS.COM GROUP, INC. [BDCGE]
Designated Filer:	Oakum Bay Capital, LLC
Other Joint Filers:
Trimarc Capital Fund, L.P. (the “Fund”);
Oakum Bay Holdings LLC (“OBH LLC”);
Oak Bay Trimarc Partners, LLC (the “General Partner”);
Brooke S. Parish (“Mr. Parish”);
Kernan V. Oberting (“Mr. Oberting”); and
Michael H. Trica (“Mr. Trica”).

Addresses:
The address of each of the Fund, OBH LLC, the General Partner, and Messrs. Parish and Mr. Trica is 400 Madison Avenue, Suite 9D, New York, New York 10017.

The business address of Mr. Oberting is White Mountains Capital, Inc. 80 South Main St, Suite 301 Hanover New Hampshire 03755.

Signatures:

Dated:  March 11, 2013

TRIMARC CAPITAL FUND, L.P.
By: Oakum Bay Trimarc Partners, LLC, as General Partner

By:  /s/ Brooke S. Parish
                            Brooke S. Parish, CEO and President

OAKUM BAY HOLDINGS LLC

By:  /s/ Brooke S. Parish
            Brooke S. Parish, CEO and President

OAKUM BAY TRIMARC PARTNERS, LLC
By: Oakum Bay Holdings, LLC, Member

By:  /s/ Brooke S. Parish
                            Brooke S. Parish, CEO and President

/s/ Brooke S. Parish
     Brooke S. Parish

/s/ Kerman V. Oberting
     Kernan V. Oberting

/s/ Michael H. Trica
     Michael H. Trica